UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 4, 2015

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On and effective as of August 4, 2015, the Board of Directors (“Board”) of ON Semiconductor Corporation (the “Corporation”) elected Alan Campbell to serve as a Class II director of the Board. It is expected that the Board will appoint Mr. Campbell to the Audit Committee in the future at a time to be determined by the Board. As a Class II director, Mr. Campbell’s term will expire at the 2016 annual meeting of stockholders (or at such time as his successor is duly elected and qualified, or the earlier of his resignation or removal). Mr. Campbell’s continued service on the Board will be voted on by the Corporation’s stockholders at the 2016 annual meeting of stockholders.

In connection with this election, Mr. Campbell will be eligible under the Corporation’s compensation program for non-employee members of the Board (“Program”). Under this Program, Mr. Campbell will receive the following compensation for his services:

(1) Board Annual Retainer – Non-employee directors are entitled to an annual cash retainer of $60,000 per year. Annual cash retainers are paid quarterly in arrears, and Mr. Campbell will receive a pro-rated retainer based upon the period of time that he served on the Board.

(2) Committee Annual Retainer – Under the Program, members of the Audit Committee are entitled to an annual cash retainer in the amount of $12,500 per year. Board committee cash retainers are paid quarterly in arrears, and Mr. Campbell, after appointment to the Audit Committee, will receive a pro-rated retainer based upon the period of time that he served on the Audit Committee.

(3) Equity Compensation – Under the Program, our non-employee directors also receive an annual award of fully-vested stock with a value equal to $195,000 at or around the Corporation’s annual meeting of stockholders. Mr. Campbell will be entitled to a pro rata portion of this grant based upon the time served between August 4, 2015 and the next annual meeting of shareholders. This award is subject to the Corporation’s Amended and Restated Stock Incentive Plan and the relevant award agreement.

(4) Other – Mr. Campbell will be reimbursed for reasonable expenses to attend Board and committee meetings, as applicable, and to perform other relevant Board duties. Except as described above, Mr. Campbell will not receive any additional compensation for his service as a member of the Board.

Attached to this Current Report, as Exhibit 99.1, is a copy of the Corporation’s news release dated August 6, 2015 titled “New Member Named to ON Semiconductor’s Board of Directors.”

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

The below exhibit is furnished as part of this report.

Number	Description

99.1	News release for ON Semiconductor Corporation dated August 6, 2015 titled “New Member Named to ON Semiconductor’s Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: August 6, 2015	By:	/s/ GEORGE H. CAVE
George H. Cave Executive Vice President, General Counsel, Chief Compliance & Ethics Officer, Chief Risk Officer and Corporate Secretary

EXHIBIT INDEX

Number	Description

99.1	News release for ON Semiconductor Corporation dated August 6, 2015 titled “New Member Named to ON Semiconductor’s Board of Directors.”